EXHIBIT 31.2

CERTIFICATION

PURSUANT TO RULE 13a-14 AND 15d-14

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, John J. Curran, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of GTY Technology Holdings Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 22, 2020	By:	/s/ John J. Curran
John J. Curran
Chief Financial Officer
(Principal Financial Officer)